Following is the form of confirmation evidencing the purchase and sale by the Company of put and call option contracts from and to Wachovia Bank, N.A., on the price of Nymex Unleaded Regular Gasoline.
CONFIRMATION OF COMMODITY COLLAR OPTION
CASH SETTLED

Date:
To:	Wright Express Corporation (“Counterparty”)
Email:
Attention:
From:	Wachovia Bank, N.A. (“Wachovia”)
Ref. No:
Dear Mr. Elder:
This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Notional Quantity per
Calculation Period:	For a Calculation Period, the amount set forth opposite that Calculation Period on Schedule I hereto.
Total Notional Quantity:	GAL
Commodity:	As per the Commodity Reference Price
Trade Date:
Effective Date:
Termination Date:
Put Buyer/Call Seller:	Counterparty
Put Seller/Call Buyer:	Wachovia
Option Style:	Asian
Option Type:	Collar
Total Premium:	Inapplicable
Calculation Period:	As set forth on Schedule I hereto.

Commodity Reference
Price:	GASOLINE RBOB-NEW YORK-NYMEX
Specified Price:	Settlement price
Pricing Date(s):	Each Commodity Business Day of the relevant Calculation Period.

From time to time, the Board of Directors of the New York Mercantile Exchange (the “NYMEX Board”) may change the termination date of the Commodity Reference Price Futures Contract or Commodity Reference Price Option expiration schedule. In the event that the NYMEX Board approves any changes to the date of the Commodity Reference Price Futures Contract or the Commodity Reference Price Option expiration schedule during the term of this transaction, the Pricing Dates contained herein shall automatically be adjusted to coincide with the changes approved by the NYMEX Board, without any further action or notice required by either party to this Transaction.
Delivery Date:	First Nearby Month
Call Strike Price:	USD per GAL
Put Strike Price:	USD GAL
Procedure for Exercise:
Expiration Date(s):	In respect of a Calculation Period, the Expiration Date is the last Pricing Date for the relevant Calculation Period.
Automatic Exercise:	Applicable
Cash Settlement:	Applicable
Cash Settlement Amount:	The following amounts shall be payable with respect to each Calculation Period:

If the Floating Price for a Calculation Period is greater than the Call Strike Price, then the Call Seller shall pay to the Call Buyer on the Settlement Date of that Calculation Period an amount equal to the product of (i) the difference between such Floating Price and the Call Strike Price, times (ii) the Notional Quantity for that Calculation Period.

If the Floating Price for a Calculation Period is less than the Put Strike Price, then the Put Seller shall pay to the Put Buyer on the Settlement Date of that Calculation period an amount equal to the product of (i) the difference between such Floating Price and the Put Strike Price, times (ii) the Notional Quantity for that Calculation Period.
Payment Date(s):	For a Calculation Period, the Payment Dates set forth opposite that Calculation Period on Schedule I hereto.
Business Day:	New York
Disruption Fallback(s):	1) Negotiated Fallback
2) Calculation Agent Determination

2. Rounding:

All amounts resulting from the calculation of the Floating Price(s) shall be rounded to the nearest four decimal places with 0.00005 being rounded upwards (e.g. 0.33334 being rounded down to 0.3333 and 0.33335 being rounded up to 0.3334).

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia
Payment Instructions:	Wachovia Bank, N.A.
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No: N376851)
Account #: 04659360006116
Wachovia Contacts:	Settlement and/or Rate Resets:
Tel: 1-800-249-3865
Fax: 1-704-383-8429

Documentation:
Tel: 704-715-7051
Fax: 704-383-9139

Collateral:
Tel: (704) 383-9529

Please quote transaction reference number.
Payments to Counterparty:	Per your standing payment instructions or debit authorization if provided to Wachovia, as relevant. If not provided, please contact us in order for payment to be made.

Phone:	1-800-249-3865 Fax: 1-704-383-8429

Documentation:
This Confirmation supplements, forms part of, and is subject to, the Master Agreement between Wachovia and Counterparty dated as of July 18, 2007, as amended and supplemented from time to time (the “Master Agreement”). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified herein.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.
Very truly yours, Wachovia
Bank, N.A.
Ref. No. N376851
Accepted and Confirmed as of date first
written above:
Wright Express Corporation
By: /s/ Steve Elder
Name: Steve Elder
Title: Vice President, Corporate Finance
Schedule I

Notional Quantity per
Calculation Period	Calculation Period	Payment Dates
(from and including, to and including)
to	GAL

to	GAL

to	GAL

to	GAL